Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94096) of our report, dated February 7, 2003 on the consolidated financial statements of Main Street Trust, appearing in the Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ McGladrey & Pullen, LLP
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Champaign, Illinois
March 21, 2003